AMENDMENT TO THE
MANAGER DIRECTED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

    THIS AMENDMENT dated as of December 2, 2021, to the Fund Administration Servicing Agreement dated as of July 1, 2016, (the “Agreement”), is entered into by and between MANAGER DIRECTED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Greenspring Income Opportunities Fund and to amend the agreement to add the corresponding fee schedule; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

Exhibit L is hereby added to the Agreement and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date written above.

MANAGER DIRECTED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC
By:_/s/ Scott M. Ostrowski__________	By: /s/ Anita Zagrodnik
Name: Scott M. Ostrowski	Name: Anita Zagrodnik
Title: President	Title: Senior Vice President
Date: 12/13/2021	Date: 12/13/2021

Exhibit L - Manager Directed Portfolios- Fund Administration Servicing Agreement

Name of Series
Greenspring Income Opportunities Fund
Fund Start-up & Registration Services Project Fee Schedule at December 2021
Regulatory Administration Service Proposal - In support of external legal counsel
$ [ ] - one fund, per project
$ [ ] - two funds, per project
$ [ ] - three funds, per project
Negotiated Fee - four funds and above

(Includes MST external counsel fee, subject to services provided; if applicable)

■$ [ ] - Additional fee per sub - adviser
■$ [ ] - Additional fee per drafting multi-manager exemptive application (does not include outside legal costs)
■MST may require up to $[ ] in escrow
Additional Regulatory Administration Services
■$ [ ] - per fund or as negotiated for Subsequent new fund launch
■$ [ ] - per project for Subsequent new share class launch
■Multi - managed funds - as negotiated based upon specific requirements
■Proxy - as negotiated based upon specific requirements

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/iXBRL filing.

The Fund start-up and registration services project fee is paid for by the adviser and not the Fund(s). This non-refundable fee is not able to be recouped by the adviser under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed [ ]% following the selection of U.S. Bank and [ ]% 75 days after the preliminary registration statement is filed with the SEC.

Extraordinary services - negotiated based upon specific requirements
Multi - managed funds, proxy, expedited filings, asset conversion, fulcrum fee, other exemptive applications.

Exhibit L - Manager Directed Portfolios- Fund Administration Servicing Agreement

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule at December 2021

Annual Fee Based Upon Average Net Assets per Fund*
Basis points
[ ] on the first $ [ ] million
[ ] on the next $ [ ] million
[ ] on the balance

$ [ ] - per fund, Minimum Annual Fee

■$ [ ] - Additional fee for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor
Services Included in Annual Fee Per Fund
■Advisor Information Source - On-line access to portfolio management and compliance information.
■Daily Performance Reporting - Daily pre and post-tax fund and/or sub-advisor performance reporting.
■U.S. Bank Regulatory Administration (e.g., annual registration statement update)
■Core Tax Services - See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing Services
■$ [ ] - Listed Instruments and rates which may include but are not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
■$ [ ] - Lower Tier Cost Fixed Income Instruments which may include but are not limited to: Domestic Corporate, Governments and Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
■$ [ ] - Higher Tier Cost Fixed Income Instruments which may include but are not limited to: CMO and Asset Backed Securities, Money Market Instruments, Foreign Corporates, Government and Agency Bonds, Asset Backed, and High Yield Bonds
■$ [ ] - Bank Loans
■$ [ ] - Intraday money market funds pricing, up to [ ] times per day
■$ [ ] per Month Manual Security Pricing (>[ ] day)

■Derivative Instruments are generally charged at the following rates:
•$ [ ] - Interest Rate Swaps, Foreign Currency Swaps
•$ [ ] - Swaptions
•$ [ ] - Credit Default Swaps

Exhibit L - Manager Directed Portfolios- Fund Administration Servicing Agreement

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional swap setup fees.
Corporate Actions and Factor Services
■$ [ ] - per Foreign Equity Security per Month
■$ [ ]- per Domestic Equity Security per Month
■$ [ ] - per CMOs, Asset Backed, Mortgage Backed Security per Month
Third Party Administrative Data Charges (descriptive data for each security)
■$ [ ] - per security per month for fund administrative data
SEC Modernization Requirements
■$ [ ] - per year, per Fund, Form N-PORT
■$ [ ] - per year, per Fund, Form N-CEN
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody's, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

*Standard reporting packages for annual 15(c) meeting
Expense reporting package: [ ] peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
Performance reporting package: Peer Comparison Report

Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Federal Tax Returns
■$ [ ] - To Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis)

■Prepare Federal and State extensions (If Applicable) - Included in the return fees
■$ [ ] - per estimate, To Prepare provision estimates
State Tax Returns
■$ [ ] - per fund, State tax notice consultative support and resolution
■$ [ ] - per state return, To Prepare state income tax returns for funds and blocker entities

•$ [ ] per state return, Sign state income tax returns
•Assist in filing state income tax returns - Included with preparation of returns

Acknowledged by:

Corbyn Investment Management, Inc.

By: _/s/ Elizabeth Agresta Swam_____________________

Printed Name and Title: _ Elizabeth Agresta Swam________ Date: _12/8/2021_______